Exhibit 99.1

Tejon Ranch Company Announces Plans for Rights Offering to Stockholders

TEJON RANCH, California, April 19, 2010 – Tejon Ranch Co. (NYSE-TRC) announced today that it filed a registration statement on Form S-3 with the Securities and Exchange Commission (the “SEC”) for a rights offering in which stockholders will receive transferable rights to purchase additional shares of Tejon common stock, par value $0.50 per share, at a discount from the market price at the time the offering commences. The rights will be issued to all shareholders as of a record date, which has yet to be determined. The subscription price has also yet to be determined. Tejon will provide notice of the record date and subscription price in the future at such time as they are determined. Assuming the rights offering is fully subscribed, Tejon currently expects the gross proceeds of the offering to be approximately $50 million.

The proposed rights offering will also include an over-subscription privilege, which will entitle a stockholder who exercises all of its basic subscription privilege in full the right to purchase additional shares of common stock that remain unsubscribed at the expiration of the rights offering, subject to the availability and pro rata allocation of shares among persons exercising this over-subscription right. In the event the rights offering is over-subscribed, Tejon may, in its sole discretion, elect to offer a number of additional shares to fulfill over-subscription requests such that the maximum gross proceeds in the offering would be approximately $60 million.

The number of shares that each stockholder will be able to purchase will depend on the market price of Tejon’s stock when the subscription price is determined. The offering is expected to commence in May depending on the time required to have the registration statement for the shares and rights declared effective by the SEC.

The shares issued in connection with the rights offering will be listed on the New York Stock Exchange, and the rights are expected to trade on the New York Stock Exchange until the day before the expiration of the offering period. The offering period is expected to be approximately 21 days.

The net proceeds of the offering will be used to provide additional working capital for general corporate purposes, including to fund entitlement and development activities and to continue our investment into new water assets and water facilities.

Tejon reserves the right to modify, postpone or cancel the rights offering at any time prior to the closing of the sale of the shares in the offering.

A registration statement relating to these securities has been filed with the SEC but has not yet become effective. The securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This announcement shall not constitute an offer to sell, or the solicitation of an offer to buy the rights or the underlying shares, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

About Tejon Ranch Co.

Tejon Ranch Co. is a diversified real estate development and agribusiness company, whose principal asset is its 270,000-acre land holding located approximately 60 miles north of Los Angeles and 30 miles south of Bakersfield. More information about Tejon Ranch Co. can be found online at http://www.tejonranch.com.

Forward Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include, without limitation, our statements contained above regarding the proposed rights offering, and other statements that are not historical facts. These statements involve risks and uncertainties that could cause actual results and events to differ materially, including the possibility that the effectiveness of the Form S-3 may be delayed, or that the rights offering may be cancelled before it closes. For a discussion of further risks and uncertainties related to Tejon’s business, please refer to our public company reports and the Risk Factors enumerated therein, including our Annual Report on Form 10-K for the year ended December 31, 2009 and subsequent reports, filed with the SEC. Tejon undertakes no duty to update any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statements are based.